EXHIBIT 99.1

Sunny Taste International Development Co., Ltd.

Audited Financial Statements

December 31, 2017 and 2016

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To:	The Board of Directors and Stockholders of
Sunny Taste Group Inc.

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sunny Taste Group Inc. (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had incurred substantial losses during the year, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

San Mateo, California

December 26, 2018

We have served as the Company’s auditor since 2018.

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Sunny Taste Group Inc.

Consolidated Balance Sheets

As of December 31, 2017 and 2016

	2017	2016
Assets
Current assets
Cash and cash equivalents	$155,244	$35,064
Accounts receivable	2,437	-
Other receivables	436,152	1,345,553
Inventory	589,868	473,764
Advances and prepayments to suppliers	38,461	945,656
Prepaid expenses, taxes and other current assets	83,690	5,525
Related party receivable	798,780	3,243,349
Total current assets	2,104,812	6,048,911

Non-current assets
Property, plant and equipment, net	772,365	239,551
Construction in progress, net	3,568,666	1,298,783
Intangible assets	2,501,094	2,495,434
Deposits	4,440	-
Total Assets	$8,951,377	$10,082,679

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Short term bank loans	728,466	1,512,916
Accounts payable	521,396	46,484
Taxes payable	8,833	54
Accrued liabilities and other payables	429,645	436,428
Customer deposits	28,828	3,193
Related party payable	13,092,286	8,211,852
Total current liabilities	14,809,454	9,850,927

Total Liabilities	14,809,454	9,850,927

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Paid in capital	3,268,861	3,174,181
Accumulated deficit	(9,139,338)	(2,765,944)
Accumulated other comprehensive loss	12,400	(176,485)
Total (Deficit) Equity	(5,858,077)	231,752

Total Liabilities and (Deficit) Equity	$8,951,377	$10,082,679

See Accompanying Notes to the Financial Statements

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Sunny Taste Group Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2017 and 2016

	2017	2016

Net revenues	$333,031	$3,298
Cost of revenues	1,057,172	5,961
Gross loss	(724,141)	(2,663)

Operating expenses:
Selling and marketing expenses	244,900	48,790
General and administrative expenses	5,266,554	1,185,335
Total operating expenses	5,511,454	1,234,125

Operating loss	(6,235,595)	(1,236,788)

Other income (expenses):
Interest income	859	-
Interest expense	(103,948)	(130,749)
Other income	38,827	36,840
Other expenses	(73,537)	(5,742)
Total other income and (expenses)	(137,799)	(99,647)

Loss before taxes from operations	(6,373,394)	(1,336,435)

Provision for income taxes	-	-

Net loss	$(6,373,394)	$(1,336,435)

Other comprehensive income:
Foreign currency translation income	188,885	(142,363)
Comprehensive loss	$(6,184,509)	$(1,478,798)

See Accompanying Notes to the Financial Statements

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Sunny Taste Group Inc.

Consolidated Statements of Stockholders’ (Deficit) Equity

For the years ended December 31, 2017 and 2016

			Accumulated Other
	Paid in	Accumulated	Comprehensive
	Capital	Deficit	Loss	Total
Balance, January 1, 2016	$3,172,891	$(1,429,509)	$(34,122)	$1,709,260
Capital contribution	1,290	-	-	1,290
Net loss	-	(1,336,435)	-	(1,336,435)
Foreign currency translation adjustment	-	-	(142,363)	(142,363)
Balance, December 31, 2016	3,174,181	(2,765,944)	(176,485)	231,752

Balance, January 1, 2017	3,174,181	(2,765,944)	(176,485)	231,752
Capital contribution	94,680	-	-	94,680
Net loss	-	(6,373,394)	-	(6,373,394)
Foreign currency translation adjustment	-	-	188,885	188,885
Balance, December 31, 2017	$3,268,861	$(9,139,338)	$12,400	$(5,858,077)

See Accompanying Notes to the Financial Statements

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Sunny Taste Group Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities

Net loss	$(6,373,394)	$(1,336,435)
Amortization	67,574	22,015
Depreciation	47,617	67,225
Decrease in accounts and other receivables	971,110	554,037
Increase in inventory	(106,520)	(265,908)
Increase in prepayments and other current assets	879,801	(854,083)
Increase/(decrease) in payables and other current liabilities	504,024	(1,867,641)
Net cash provided by (used in) operating activities	(4,009,788)	(3,680,790)

Cash flows from investing activities
Purchase of plant and equipment and construction in progress	(2,891,620)	(1,104,986)
Purchase of intangible assets	(4,662)	(2,624,051)
Payments for security deposits	(4,573)	-
Net cash used in investing activities	(2,900,855)	(3,729,037)

Cash flows from financing activities
Proceeds from injection of capital by owners	96,602	1,503
Repayment of borrowings	(468,882)	384,187
Changes in related party balances, net	7,404,968	7,050,001
Net cash provided by financing activities	$7,032,688	$7,435,691

Net increase of cash and cash equivalents	122,045	25,864

Effect of foreign currency translation on cash and cash equivalents	(1,865)	(1,922)

Cash and cash equivalents–beginning of year	35,064	11,122

Cash and cash equivalents–end of year	$155,244	35,064

Supplementary cash flow information:
Interest received	$859	$-
Interest paid	$103,948	$130,749
Income taxes paid	$-	$-

See Accompanying Notes to the Financial Statements

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Sunny Taste Group Inc.

Notes to Financial Statements

1. Organization and Principal Activities

Sunny Taste Group Inc. (the “Company” or “STGL”) is a limited company incorporated in the British Virgin Islands on August 24, 2017. The Company is an investment holding company. Its primary business activities are conducted through its wholly owned subsidiaries in the Hubei province in the People’s Republic of China (“PRC”). The Company primarily grows and sells a variety of agricultural products to local customers.

Sunny Taste International Development Co., Ltd. (“STID”) is a limited company incorporated in the British Virgin Islands on August 24, 2017. It is wholly owned subsidiary of STGL.

Sunny Taste (Hong Kong) Co., Limited (“STHK”) was incorporated on September 2, 2016 in Hong Kong with limited liability. It is a wholly owned subsidiary of STID.

On November 1, 2017 Jingmen Wingspread Agriculture Company Limited (“JWAC”) was incorporated as wholly owned foreign entity in the PRC. It is a wholly owned subsidiary of STHK.

Hubei Chenyuhui Agriculture Technology Company Limited (“HCAT”) was incorporated on October 30, 2012. It was acquired by JWAC on or about March 30, 2018; accordingly, HCAT became a wholly owned subsidiary of JWAC.

On April 28, 2017, HCAT registered Hubei Hongxintai Agriculture Company Limited. (“HHXT”) as a branch office.

2. Summary of Significant Accounting Policies

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

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Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0% to 10%. The estimated useful lives of the plant and equipment are as follows:

Landscaping, plant and tree	1-3 years
Machinery and equipment	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Intangible assets

Intangible assets are carried at cost less accumulated amortization. Amortization is provided over their useful lives, using the straight-line method. The estimated useful lives of the intangible assets are as follows:

Land use rights	20-40 years
Software licenses	5-10 years
Trademarks	20-40 years

Construction in progress and prepayments for equipment

Construction in progress and prepayments for equipment represent direct and indirect acquisition and construction costs for plants, and costs of acquisition and installation of related equipment. Amounts classified as construction in progress and prepayments for equipment are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Depreciation is not provided for assets classified in this account.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

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Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2017	2016
Year end RMB: US$ exchange rate	6.5067	6.9437
Annual average RMB: US$ exchange rate	6.6133	6.6430

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company's the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

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Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

•	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In January 2017, the FASB issued guidance which simplifies the accounting for goodwill impairment. The updated guidance eliminates Step 2 of the impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, determined in Step 1. The Company is currently evaluating the impact on the financial statements of this guidance.

In January 2017, the FASB amended the existing accounting standards for business combinations. The amendments clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The Company is currently evaluating the impact on the financial statements of this guidance.

In November 2016, the FASB issued guidance, which addresses the presentation of restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In October 2016, the FASB issued guidance, which amends the existing accounting for Intra-Entity Transfers of Assets Other Than Inventory. The guidance requires an entity to recognize the income tax consequences of intra-entity transfers, other than inventory, when the transfer occurs The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In August 2016, the FASB issued guidance, which amends the existing accounting standards for the classification of certain cash receipts and cash payments on the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In June 2016, the FASB issued guidance, which requires credit losses on financial assets measured at amortized cost basis to be presented at the net amount expected to be collected, not based on incurred losses. Further, credit losses on available-for-sale debt securities should be recorded through an allowance for credit losses limited to the amount by which fair value is below amortized cost. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

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In February 2016, the FASB issued guidance, which amends the existing accounting standards for leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification. Under the new guidance, a lessee will be required to recognize assets and liabilities for all leases with lease terms of more than twelve months. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In January 2016, the FASB issued guidance, which amends the existing accounting standards for the recognition and measurement of financial assets and financial liabilities. The updated guidance primarily addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

3. Going Concern

The accompanying financial statements have been prepared on a going-concern basis. The going-concern basis assumes that assets will be realized and liabilities will be settled in the ordinary course of business in the amounts disclosed in the financial statements. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. For the years ended December 31, 2017 and 2016, the Company incurred substantial losses of $6,373,394 and $1,336,435. As of December 31, 2017, the Company had a working capital deficit of approximately $12,704,642. These conditions raise substantial doubt as to whether the Company may continue as a going concern.

To improve its solvency, the Company is working to obtain new working capital through private placements of its common stock or convertible debt securities to qualified investors and loans from related parties.

4. Plant and Equipment

	2017	2016
At Cost:
Machinery and equipment	$354,722	$141,457
Vehicle	199,216	138,564
Building	102,318	23,279
Furniture and fixtures	231,248	3,359
	$887,504	$306,659

Less: Accumulated depreciation	(115,139)	(67,108)

	$772,365	$239,551

Depreciation expense for the years ended December 31, 2017 and 2016 was $47,617 and $67,225, respectively.

5. Intangible Assets

	2017	2016
At Cost:
Land use rights	2,578,041	2,510,879
Software licenses	5,819	5,668
Trademark	4,527	-
	$2,588,387	$2,516,547

Less: Accumulated depreciation	(87,293)	(21,113)

	$2,501,094	$2,495,434

6. Bank Loans

The Company had outstanding short-term loans with following financial institutions as detailed in the table below:

Lender	Due Date	Interest rate	2017	2016
Bank of Communications – Jinmen Branch	3/16/2018	10.50%	426,270	-
Bank of Communications – Jinmen Branch	3/30/2017	6.09%	-	576,297
Duodao Baoshang Rural Bank	12/15/2017	12.60%	302,196	-
Duodao Baoshang Rural Bank	12/15/2016	10.50%	-	576,619
			$728,466	$1,152,916

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The loans from Bank of Communications were guaranteed by Hubei Jinzhuan Guarantee Corporation Limited.

The loans from from Duodao Baosheng Bank was guaranteed by Jingmen Small Business Guarantee Corporation Limited; Cheung Wa pledged land owned by her to Jingmen Small Business Guarantee Corporation Limited as a credit enhancement. The loan for $302,196 was past due as of December 31, 2017 and is due on demand.

7. Related Party Transactions

At December 31, 2017 and 2016, the Company lent funds to the following related parties; these loans were unsecured and non-interest bearing.

Entity	2017	2016	Relationship
Jinmen Xintai Vegetable Cultivation Professional Cooperative	$3,006	$1,980	Common Control
Shayang Yutai Cultivation Professional Cooperative	1,939	-	Common Control
Jinmen Yutai Agricultural Technology Corporation	696,424	946,984	Common Control
Jinmen Zhanghe Yuhe Fishery Professional Cooperative	94,064	38,893	Common Control
Hubei Chenyuhui Property Co., Ltd.	688	-	Common Control
Hubei Xinxiaoqin E-commerce Co., Ltd.	768	-	Common Control
Desheng Chen	815	-	Relative to CEO
Feifei Yang	348	-	Relative to CEO
Xiangyi Yang	422	-	Relative to CEO
Hubei Chenyuhui Retail Store	306	-	Common Control
Cheung Wa	-	2,162,318	Chief Executive Officer
Jinmen Quntai Agriculture Technology Corporation	-	93,174	Common Control
	$798,780	$3,243,349

At December 31, 2017 and 2016, the Company owed funds to the following related parties; except for the balance owed to Jinmen Xintai Asset Management Co., Ltd, these advances were unsecured and non-interest bearing and due on demand:

Entity	2017	2016	Relationship
Jinmen Xintai Vegetable Cultivation Professional Cooperative	1,111,819	362,777	Common Control
Xintai Health Lifestyle Store	37,625	81,247	Common Control
Jinmen Quntai Agriculture Technology Corporation	99,315	-	Common Control
Jinmen Wanfuji Food Co., Ltd.	181	-	Common Control
Jinmen Shanzhiwei Chuqin Livestock Professional Cooperative	946	-	Common Control
Cheung Wa	10,550,145	-	Chief Executive Officer
Desheng Chen	1,037,958	729,427	Relative to CEO
Zhangzi Yu	109,475	158,570	Relative to CEO
Xiangyi Yang	143,188	158,570	Relative to CEO
Lin Zhang	1,634	4,704,208	Relative to CEO
Jinmen Xintai Asset Management Co., Ltd.	-	2,015,280	Relative to CEO
Yangwen Sun	-	1,773	Relative to CEO
	$13,092,286	$8,211,852

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The balance owed to Jinmen Xintai Asset Management Co., Ltd carried a monthly interest rate of 3.48809%.

8. Income Taxes

The Company’s primary operations are located in the PRC. The corporate income tax rate in the PRC is 25%.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the years ended December 31, 2017 and 2016:

	2017	2016
Loss attributed to PRC operations	$(6,302,508)	$(1,336,437)
Loss before tax	(6,302,508)	(1,336,437)

PRC Statutory Tax at 25% Rate	1,575,627	334,109
Non-deductible expenses and reconciling items	(1,575,627)	(334,109)
Effect of tax exemption granted	-	-
Income tax	$-	$-

9. Commitments

The Company enters into land lease with rural townships for its plantations to grow agricultural products. The contracts are entered into and paid on a year to year basis. The Company does have any non-cancelable lease agreements.

Pledges

The Company had provided unconditional guarantees to Hubei Shayang Rural Bank and Shayang District Li City Rural Credit Cooperative for loans provided to certain related parties. At December 31, 2016 the outstanding loans balances owed to Hubei Shayang Rural Bank and Shayang District Li City Rural Credit Cooperative were $882,142 and $403,629. The amount of outstanding loan balances at December 31, 2017 were $856,950 and $403,629, respectively. The maximum amount of loss if the related parties become insolvent would be $856,950 and $403,629.

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10. Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The company is subject to interest rate risk when short term loans become due and require refinancing.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Environmental risks

The Company has procured environmental licenses required by the PRC government. The Company has both a water treatment facility for water used in its production process and secure transportation to remove waste off site. In the event of an accident, the Company has purchased insurance to cover potential damage to employees, equipment, and local environment.

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

11. Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events from December 31, 2017 through the date the financial statements were available to be issued and has determined that there are not any material subsequent events that require disclosure.

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